Exhibit 23.1

Edificio Caja de Madrid Avinguda Diagonal, 640 08017 Barcelona Tel. +34 932 532 700 Fax +34 934 059 032

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4/A of Gas Natural SDG, S.A. of our report dated March 4, 2005, except for the Note 24, as to which the date is November 30, 2005 relating to the consolidated financial statements of Gas Natural SDG, S.A. at and for the three years ended December 31, 2004, and our report dated March 27, 2006, except for Notes 1 and 39 and the approval of the consolidated financial statements by the Board of Directors, for which the date is March 31, 2006, relating to the consolidated financial statements of Gas Natural SDG, S.A. at and for the two years ended December 31, 2005, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Auditores, S.L.

/s/    PricewaterhouseCoopers Auditores, S.L.

Barcelona, Spain

November 3, 2006